Exhibit (7)(j)

AMENDMENT TO FUND

PARTICIPATION AGREEMENT

AMONG

THE DIREXION INSURANCE TRUST,

RAFFERTY ASSET MANAGEMENT, LLC,

and

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2005 Fund Participation Agreement, as amended (the “Agreement”), among The Potomac Insurance Trust, Rafferty Asset Management, LLC and Jefferson National Life Insurance Company  (the “Insurance Company”) as follows:

1.              Effective January 1, 2015, Jefferson National Life Insurance Company of New York is hereby added as a party to the agreement. All references to the Company shall be deemed to include Jefferson National Life Insurance Company of New York.

2.              All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, December 8, 2014.

THE DIREXION INSURANCE TRUST

By:
Name:
Title:

RAFFERTY ASSET MANAGEMENT, LLC

By:
Name:
Title:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:
Name:	Craig A. Hawley
Title:	General Counsel and Secretary

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:
Name:	Craig A. Hawley
Title:	General Counsel and Secretary